UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2011

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1675 Broadway, Suite 2200, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3037948445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2011, the Board of Directors of Double Eagle Petroleum, Co. appointed David W. Wilson, 67, as a director. The Board of Directors determined that Mr. Wilson qualifies as an independent director under applicable Nasdaq and SEC rules. Mr. Wilson’s term will expire at the Company’s Annual Meeting of Shareholders in 2011, subject to reelection by the Company’s shareholders at such time. Mr. Wilson was not selected pursuant to any arrangement or understanding with any person. At the time of his appointment, he also was selected to serve as a member of the Audit Committee.

Mr. Wilson, is an independent energy consultant. From 1993 until his retirement in 2000, he led PricewaterhouseCooper's Energy Strategic Advisory Services Group. From 1985 through 1988 he was President of Gas Acquisition Services, a gas management consulting firm; from 1977 through 1985 he served as Vice President, Exploration and Corporate Development of Consolidated Oil and Gas; and from 1975 through 1977 he served as Manager, Diversification Programs for Williams Exploration. Prior to 1977 he held various positions in the oil and gas exploration and production industry. Since 2004, he has also served as an independent director of Energen Corporation (NYSE). Mr. Wilson graduated from Tulsa University with a B.S. in Engineering Mathematics.

Item 7.01 Regulation FD Disclosure.

On February 25, 2011, the Company issued a press release entitled "Double Eagle Petroleum Co. Announces Appointment of a New Board Member." The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

Exibits

99.1 Press Release dated, February 25, 2011

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

February 25, 2011	By:	/s/ Kurtis Hooley

Name: Kurtis Hooley
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release date February 25, 2011